Exhibit 32.2



                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



    In connection with the Quarterly Report of JLM Couture, Inc. (the "Company") on Form 10-Q for the period ending January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerrold Walkenfeld, Principal Accounting Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1)   The  Report  fully complies with the requirements  of
Section 13(a) or Section 15(d) of the Securities Exchange Act  of
1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



March 22, 2005              /s/Jerrold Walkenfeld
                            -----------------------------------
                            Name:  Jerrold Walkenfeld
                            Title: Principal Accounting Officer
                                   (Principal Financial Officer)




    This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.